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                                                                      EXHIBIT 23



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



       We have issued our report dated March 31, 2001, except for Note T as to which the date is June 25, 2001, accompanying the consolidated financial statements included in the Form 10-KSB/A of USABancShares.com, Inc for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of USABancShares.com, Inc. on Forms S-8 (File No. 333-84135, effective July 30, 1999, and File No. 333-68955, effective December 15, 1998).




Philadelphia, PA
February 20, 2002